THE EXPEDITION FUNDS

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned trustee and/or officer of the above referenced fund (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts, hereby constitutes and appoints James R. Foggo and Todd B. Cipperman, and each of them singly, his true and lawful attorney-in-fact and agent with full power and substitution and resubstitution, to sign for him and his name, place and stead, and in the capacity indicated below, to sign any or all amendments (including post-effective amendments) to each Trust's Registration Statement on Form N-1A under the provisions of the Investment Company Act of 1940 and Securities Act of 1933, each such Act as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the date set forth below.

/s/ James Volk                           Date: 2/22/01
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James Volk
Controller and Chief Financial Officer